                          JOINT FILING INFORMATION

Reporting Person:    SOROS FUND MANAGEMENT LLC

Address:             888 SEVENTH AVENUE
                     33RD FLOOR
                     NEW YORK, NY 10106

Designated Filer:    SOROS FUND MANAGEMENT LLC

Issuer and Symbol:   WEBMD HEALTH CORPORATION (WBMD)

Date of Event
Requiring Statement: 09/11/2013

Signature:           /s/ Jay Schoenfarber
                     --------------------
                     Jay Schoenfarber, as Deputy General Counsel

Reporting Person:    GEORGE SOROS

Address:             888 SEVENTH AVENUE
                     33RD FLOOR
                     NEW YORK, NY 10106

Designated Filer:    SOROS FUND MANAGEMENT LLC

Issuer and Symbol:   WEBMD HEALTH CORPORATION (WBMD)

Date of Event
Requiring Statement: 09/11/2013

Signature:           /s/ Jay Schoenfarber
                     --------------------
                     Jay Schoenfarber, as Attorney-in-Fact

Reporting Person:    ROBERT SOROS

Address:             888 SEVENTH AVENUE
                     33RD FLOOR
                     NEW YORK, NY 10106

Designated Filer:    SOROS FUND MANAGEMENT LLC

Issuer and Symbol:   WEBMD HEALTH CORPORATION (WBMD)

Date of Event
Requiring Statement: 09/11/2013

Signature:           /s/ Jay Schoenfarber
                     --------------------
                     Jay Schoenfarber, as Attorney-in-Fact